PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust Senior Floating Rate Income Fund II and First Trust High Yield Opportunities 2027 Term Fund

WHEATON, IL — (BUSINESS WIRE) — November 2, 2022 — First Trust Advisors L.P. ("FTA") announced today that its Leveraged Finance Investment Team, portfolio manager for the First Trust Senior Floating Rate Income Fund II (NYSE: FCT) and First Trust High Yield Opportunities 2027 Term Fund (NYSE: FTHY) (each a "Fund" or collectively, the "Funds"), will release an update on the market and the Funds for financial professionals and investors. To listen to the update, click on the following link:

FCT & FTHY Replay 11/4/2022

The update will be available Friday, November 4, 2022, at 5:00 P.M. Eastern Time until 5:00 P.M. Eastern Time on Sunday, December 4, 2022.

FCT is a diversified, closed-end management investment company. The Fund's primary investment objective is to seek a high level of current income. As a secondary objective, the Fund attempts to preserve capital. The Fund pursues these investment objectives by investing primarily in senior secured floating-rate corporate loans. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in lower grade debt instruments.

FTHY is a diversified, closed-end management investment company. The Fund's investment objective is to provide current income. Under normal market conditions, the Fund will seek to achieve its investment objective by investing at least 80% of its managed assets in high yield debt securities of any maturity that are rated below investment grade at the time of purchase or unrated securities determined by FTA to be of comparable quality. High yield debt securities include U.S. and non-U.S. corporate debt obligations and senior, secured floating rate loans ("Senior Loans"). Securities rated below investment grade are commonly referred to as "junk" or "high yield" securities and are considered speculative with respect to the issuer's capacity to pay interest and repay principal. There can be no assurance that the Fund will achieve its investment objective or that the Fund's investment strategies will be successful.

FTA is a federally registered investment advisor and serves as the Funds’ investment advisor. FTA and its affiliate First Trust Portfolios L.P. ("FTP"), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $178 billion as of September 30, 2022 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Principal Risk Factors: Risks are inherent in all investing. Certain risks applicable to the Funds are identified below, which includes the risk that you could lose some or all of your investment in the Funds. The principal risks of investing in the Funds are spelled out in the Funds’ annual shareholder reports. The order of the below risk factors does not indicate the significance of any particular risk factor. The Funds also file reports, proxy statements and other information that is available for review.

Past performance is no assurance of future results. Investment return and market value of an investment in the Funds will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Funds’ investment objectives will be achieved. The Funds may not be appropriate for all investors.

Securities held by a fund, as well as shares of a fund itself, are subject to market fluctuations caused by factors such as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of a fund could decline in value or underperform other investments as a result of the risk of loss associated with these market fluctuations. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on a fund and its investments. Such events may affect certain geographic regions, countries, sectors and industries more significantly than others. In February 2022, Russia invaded Ukraine which has caused and could continue to cause significant market disruptions and volatility within the markets in Russia, Europe, and the United States. The hostilities and sanctions resulting from those hostilities could have a significant impact on certain fund investments as well as fund performance. The COVID-19 global pandemic and the ensuing policies enacted by governments and central banks have caused and may continue to cause significant volatility and uncertainty in global financial markets. While the U.S. has resumed "reasonably" normal business activity, many countries continue to impose lockdown measures. Additionally, there is no guarantee that vaccines will be effective against emerging variants of the disease.

The Funds will typically invest in senior loans rated below investment grade, which are commonly referred to as "junk" or "high-yield" securities and considered speculative because of the credit risk of their issuers. Such issuers are more likely than investment grade issuers to default on their payments of interest and principal owed to the Funds, and such defaults could reduce the Funds’ NAV and income distributions. An economic downturn would generally lead to a higher non-payment rate, and a senior loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the senior loan's value.

The debt securities in which a fund invests are subject to certain risks, including issuer risk, reinvestment risk, prepayment risk, credit risk, liquidity risk and interest rate risk. Issuer risk is the risk that the value of fixed-income securities may decline for a number of reasons which directly relate to the issuer. Reinvestment risk is the risk that income from a fund's portfolio will decline if a fund invests the proceeds from matured, traded or called bonds at market interest rates that are below a fund portfolio's current earnings rate. Prepayment risk is the risk that, upon a prepayment, the actual outstanding debt on which a fund derives interest income will be reduced. Credit risk is the risk that an issuer of a security will be unable or unwilling to make dividend, interest and/or principal payments when due and that the value of a security may decline as a result. Credit risk may be heightened for the Funds because they invest in below investment grade securities. Liquidity risk is the risk that a fund may have difficulty disposing of senior loans if it seeks to repay debt, pay dividends or expenses, or take advantage of a new investment opportunity. Interest rate risk is the risk that fixed-income securities will decline in value because of changes in market interest rates.

The senior loan market has seen an increase in loans with weaker lender protections which may impact recovery values and/or trading levels in the future. The absence of financial maintenance covenants in a loan agreement generally means that the lender may not be able to declare a default if financial performance deteriorates. This may hinder a fund's ability to reprice credit risk associated with a particular borrower and reduce a fund's ability to restructure a problematic loan and mitigate potential loss. As a result, a fund's exposure to losses on investments in senior loans may be increased, especially during a downturn in the credit cycle or changes in market or economic conditions.

To the extent a fund invests in floating or variable rate obligations that use the London Interbank Offered

Rate ("LIBOR") as a reference interest rate, it is subject to LIBOR Risk. The United Kingdom's Financial

Conduct Authority, which regulates LIBOR has ceased making LIBOR available as a reference rate over a phase-out period that began December 31, 2021. There is no assurance that any alternative reference rate, including the Secured Overnight Financing Rate ("SOFR") will be similar to or produce the same value or economic equivalence as LIBOR or that instruments using an alternative rate will have the same volume or liquidity. The unavailability or replacement of LIBOR may affect the value, liquidity or return on certain fund investments and may result in costs incurred in connection with closing out positions and entering into new trades. Any potential effects of the transition away from LIBOR on a fund or on certain instruments in which a fund invests can be difficult to ascertain, and they may vary depending on a variety of factors, and they could result in losses to a fund.

A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans are typically secured by a second priority security interest or lien on specified collateral securing the Borrower's obligation under the interest. Because second lien loans are second to first lien loans, they present a greater degree of investment risk. Specifically, these loans are subject to the additional risk that the cash flow of the Borrower and property securing the loan may be insufficient to meet scheduled payments after giving effect to those loans with a higher priority. In addition, loans that have a lower than first lien priority on collateral of the Borrower generally have greater price volatility than those loans with a higher priority and may be less liquid.

FTHY intends to terminate on or about August 1, 2027. Because the assets of the Fund will be liquidated in connection with the termination, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. The Fund is not a "target term" Fund and its primary objective is to provide high current income. As a result, the Fund may not return the Fund's initial public offering price of $20.00 per share at its termination.

Investing in securities of non-U.S. issuers, which are generally denominated in non-U.S. currencies, may involve certain risks not typically associated with investing in securities of U.S. issuers, including but not limited to economic risks, political risks, and currency risks.

Investing in emerging market countries, as compared to foreign developed markets, involves substantial additional risk due to more limited information about the issuer and/or the security (including limited financial and accounting information); higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets; the possibility of currency blockages or transfer restrictions; an emerging market country's dependence on revenue from particular commodities or international aid; and the risk of expropriation, nationalization or other adverse political or economic developments.

In the event a borrower fails to pay scheduled interest or principal payments on a senior loan held by a fund, a fund will experience a reduction in its income and a decline in the value of the senior loan, which will likely reduce dividends and lead to a decline in the net asset value of a fund's common shares. If a fund acquires a senior loan from another lender, for example, by acquiring a participation, a fund may also be subject to credit risks with respect to that lender. Although senior loans may be secured by specific collateral, the value of the collateral may not equal a fund's investment when the senior loan is acquired or may decline below the principal amount of the senior loan subsequent to a fund's investment. Also, to the extent that collateral consists of stock of the borrower or its subsidiaries or affiliates, a fund bears the risk that the stock may decline in value, be relatively illiquid, and/or may lose all or substantially all of its value, causing the senior loan to be under collateralized. Therefore, the liquidation of the collateral underlying a senior loan may not satisfy the issuer's obligation to a fund in the event of non-payment of scheduled interest or principal, and the collateral may not be readily liquidated.

Distressed securities frequently do not produce income while they are outstanding. A fund may be required to incur certain extraordinary expenses in order to protect and recover its investment. A fund also will be subject to significant uncertainty as to when and in what manner and for what value the obligations evidenced by the distressed securities will eventually be satisfied.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

The risks of investing in the Funds are spelled out in the shareholder reports and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial professionals are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Funds’ daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN — (630) 915-6784

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Source: First Trust Advisors L.P.